EXHIBIT 10.7
AMENDMENT NO. 1 TO
ANCESTRY.COM INC. 2009 STOCK INCENTIVE PLAN
This Amendment No. 1 to the Ancestry.com 2009 Stock Incentive Plan (the “Plan”) by Ancestry.com Inc. (the “Company”) is effective February 10, 2011.
W I T N E S S E T H:
WHEREAS, the Company previously adopted the Plan for the benefit of eligible service providers;
WHEREAS, pursuant to Section 19 of the Plan, the Company’s Board of Directors (the “Board”) may amend the Plan at any time;
WHEREAS, the Company desires to amend the Plan to clarify that the Compensation Committee of the Board, as the Administrator (as defined in the Plan), has the authority to adjust, modify and amend the terms of outstanding Awards (as defined in the Plan), including, but not limited to, the ability to accelerate vesting and/or exercisability of Awards; and
WHEREAS, the Board has approved of this Amendment No. 1 to the Plan.
NOW, THEREFORE, effective February 10, 2011, the Plan is hereby amended as follows:
1. Section 2(c) of the Plan is hereby amended by adding the following new sentence to the end thereof:
“In the event a provision in an Award Agreement is inconsistent or conflicts with the provisions of the Plan, the provisions of the Plan will govern and prevail.”
2. Section 18(a) of the Plan is hereby amended by replacing the proviso at the end of the fourth sentence with the following:
“provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Award agreement theretofore most recently approved by the Compensation Committee.”
3. Section 18(b) of the Plan is hereby amended by replacing the final two sentences thereof with the following two new sentences:
“The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or a Company Affiliate and adjust, modify or amend any of the terms of any Award. The Administrator may also (A) accelerate the date on which any Award granted under the Plan becomes exercisable or (B) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award.”

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment No. 1 to the Plan as of the day and year set forth above.

ANCESTRY.COM INC.
By:	/s/ William C. Stern
William C. Stern
	Title:	General Counsel